ACTIVE 712311138v9 EXECUTION VERSION UNITED FIRE GROUP, INC. FIRST SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT Dated as of July 10, 2025 Re: $30,000,000 9.00% Senior Notes Series B due May 31, 2039

1 ACTIVE 712311138v9 UNITED FIRE GROUP, INC. 118 Second Avenue SE Cedar Rapids, Iowa 52401 First Supplement to Master Note Purchase Agreement Dated as of July 10, 2025 To the Purchaser(s) named in Schedule A hereto Ladies and Gentlemen: This First Supplement to Master Note Purchase Agreement (the “Supplement”) is among United Fire Group, Inc., an Iowa corporation (the “Company”) and the institutional investors named on Schedule A attached hereto (the “Purchasers”). RECITALS A. The Company has entered into the Master Note Purchase Agreement dated as of May 31, 2024, with Ares Management, LLC (“Ares”), and each Purchaser (as defined therein) thereunder (as heretofore amended and supplemented, the “Master Note Purchase Agreement”); and B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional Series of Notes (as defined in the Master Note Purchase Agreement) pursuant to the Master Note Purchase Agreement and in accordance with the terms set forth below; NOW, THEREFORE, the Company and the Purchasers agree as follows: 1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $30,000,000 aggregate principal amount of its 9.00%, Series B, Senior Notes due May 31, 2039 (the “Series B Notes”). The Series B Notes, together with the Series A Notes issued pursuant to the Master Note Purchase Agreement and each Series of Notes which may from time to time hereafter be issued pursuant to the provisions of the Master Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Master Note Purchase Agreement). The Series B Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company. 2. Sale and Purchase of Series B Notes. Subject to the terms and conditions of this Supplement and the Master Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series B Notes in the principal amount specified opposite their respective names in the attached Schedule

2 ACTIVE 712311138v9 A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder. 3. Closing. The sale and purchase of the Series B Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig LLP, 360 N. Green Street, Chicago, Illinois 60607 at 10:00 a.m. Chicago time, at a closing (the “Closing”) on July 10, 2025 or on such other Business Day thereafter on or prior to July 18, 2025 as may be agreed upon by the Company and the Purchasers (the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Series B Notes to be purchased by such Purchaser in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4 of this Supplement, as it relates to Section 4.13 of the Master Note Purchase Agreement. If, at the Closing, the Company shall fail to tender such Series B Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. 4. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series B Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Master Note Purchase Agreement (it being understood that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series B Notes, and as hereafter modified), and to the following additional conditions: (a) as provided in Section 6 of this Supplement, except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit 2 hereto (which changes are subject to the approval of each Purchaser), each of the representations and warranties of the Company set forth in Section 5 of the Master Note Purchase Agreement shall be correct as of the date of Closing and the Company each shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled; and (b) contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series B Notes to be purchased by such Purchaser at the Closing as specified in Schedule A. 5. Post-Closing Conditions. The Company covenants and agrees that, no later than August 8, 2025, at its sole cost and expense, the Company shall deliver to each Purchaser an

3 ACTIVE 712311138v9 Investment Grade Rating of the Series B Notes from AM Best or another Rating Agency. In the event that the initial Rating for the Series B Notes is not a public rating, the Company shall have delivered or caused to be delivered by August 8, 2025, to each Purchaser, (a) a Private Rating Letter issued by AM Best or Another Rating Agency setting forth the initial Rating for the Notes and (b) the related Private Rating Rationale Report with respect to such Rating. 6. Representations and Warranties of the Company. With respect to each of the representations and warranties contained in Section 5 of the Master Note Purchase Agreement, each of the Company represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series B Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit 2 and which are in all respects satisfactory to such Purchaser as a condition to the Closing. 7. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Master Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series B Notes by such Purchaser, except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” therein shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series B Notes. 8. Maturity; Interest. The Series B Notes will have the maturity date and bear interest at the rate set forth therein. 9. Prepayments of the Series B Notes. All prepayment provisions in Section 8 of the Master Note Purchase Agreement shall apply to the Series B Notes equally as “Notes” thereunder, subject to the definitions applicable to the Series B Notes contained herein. At any time on or after May 31, 2034 (the period from such date to the stated maturity of the Series B Notes being referred to as the “Series B Par Period”), the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series B Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid without any Make-Whole Amount. The Company will give each holder of the Series B Notes written notice of each optional prepayment under this Section 9 not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the Series B Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by a paying agent or any other Person acting in a similar capacity. Each such notice shall specify such date (which shall be a Business Day during the Series B Par Period), the aggregate principal amount of the Series B Notes to be prepaid on such date, the principal amount of each Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3 of the Master Note Purchase Agreement), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

4 ACTIVE 712311138v9 10. Applicability of Master Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Master Note Purchase Agreement), all of the provisions of the Master Note Purchase Agreement are incorporated by reference herein, shall apply to the Series B Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series B Notes. Without limiting the foregoing, the Company agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO; provided that such costs and expenses with respect to the Series B Notes shall not exceed $3,500.00 per Series or tranche of such Notes. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Master Note Purchase Agreement (as amended from time to time). 11. Governing Law. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 12. Agreement to be Bound. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Master Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Master Note Purchase Agreement. 13. Additional Interest. (a) On June 1, 2036, the interest rate payable on the Series B Notes shall be increased by 1.00% (100 bps) (the “Series B Incremental Interest”). Such Series B Incremental Interest shall begin to accrue on June 1, 2036 and shall continue to accrue until Maturity Date of the Series B Notes. (b) On the date of any interest payment on the Notes, the Company shall pay to each holder of a Series B Note (i) the amount, if any, attributable to the Series B Incremental Interest (the “Series B Incremental Interest Payment”) which shall be the product of (x) the aggregate outstanding principal amount of Series B Notes held by such holder (or its predecessor(s) in interest) as of the first day that Series B Incremental Interest begins to accrue, (y) 1.00% (100 bps) (to reflect the Series B Incremental Interest), (z) 25% (to reflect that the Series B Incremental Interest is payable quarterly) and (ii) the Rating Fee Payment, if any, that are, in either case, due at such time. The Series B Incremental Interest Payment, if any, shall be paid quarterly by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement. (c) The Company, the Purchasers and each holder agree that, for purposes of the Code, the Rating Fee constitutes additional interest. [Include additional provisions, as applicable]

[Signature Page to the First Supplement] Error! Unknown document property name. This Agreement is hereby accepted and agreed to as of the date hereof. ASPIDA LIFE INSURANCE COMPANY By: Ares Insurance Solutions LLC, its investment manager By: Ares Alternative Credit Management LLC, its sub-advisor By: Name: Title: Docusign Envelope ID: CECF868A-78D9-453E-A883-740E945D6665 Thomas C. Griffin III Authorized Signatory

SCHEDULE A (to Supplement) ACTIVE 712311138v9 INFORMATION RELATING TO PURCHASERS NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF SERIES B NOTES TO BE PURCHASED ASPIDA LIFE INSURANCE COMPANY c/o Ares Management Corporation 245 Park Avenue, 42nd Floor New York, New York 10167 $27,000,000 Purchaser (Legal Entity Name): Aspida Life Insurance Company Note Registration: Aspida Life Insurance Company Wire Details (USD): Beneficiary Bank: THE BANK OF NEW YORK MELLON SWIFT BIC: IRVTUS3NAMS ABA: 021000018 Beneficiary customer: ALIC FIA ARES Beneficiary account #: 8900487623 FFC account: 1822618400 Notice Distribution: Ares Management Corporation 245 Park Ave., 42nd Floor New York, NY 10167 Atn: Sameer Abbasi Email for Electronic Delivery: Contact #1: USPPDocs@aresmgmt.com (Contacts for Financials, Contact #2: altcreditops@aresmgmt.com Compliance, Legal, Accounting, Contact #3: jhughes@aresmgmt.com and All Other Requests) Contact #4: sabbasi@aresmgmt.com Contact #5: PrivatePlacementsDocs-XF-DL@aresmgmt.com Physical Note Delivery Address: The Depository Trust Company 570 Washington Blvd – 5th Floor Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department Reference account: 182261 Acct Name: ALIC FIA ARES Tax ID: 22-3219879

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES B NOTES TO BE PURCHASED
ASPIDA LIFE INSURANCE COMPANY c/o Ares Management Corporation 245 Park Avenue, 42nd Floor New York, New York 10167	$3,000,000

Purchaser (Legal Entity Name):	Aspida Life Insurance Company	
Note Registration:	Aspida Life Insurance Company	
Wire Details (USD):	Beneficiary Bank: SWIFT BIC: ABA: Beneficiary customer: Beneficiary account #: FFC account:	THE BANK OF NEW YORK MELLON IRVTUS3NAMS 021000018 ALIC FIA CAYMAN ARES 8900487623 7130918400
Notice Distribution:	Ares Management Corporation 245 Park Ave., 42nd Floor New York, NY 10167 Atn: Sameer Abbasi	
Email for Electronic Delivery: *(Contacts for Financials, Compliance, Legal, Accounting, and All Other Requests)*	Contact #1: USPPDocs@aresmgmt.com Contact #2: altcreditops@aresmgmt.com Contact #3: jhughes@aresmgmt.com Contact #4: sabbasi@aresmgmt.com Contact #5: PrivatePlacementsDocs-XF-DL@aresmgmt.com	
Physical Note Delivery Address:	The Depository Trust Company 570 Washington Blvd Jersey City, NJ 07310 Attn: BNY Department Reference Acct Name: ALIC FIA CAYMAN ARES	 – 5th Floor Mellon/Branch Deposit account: 713091
Tax ID:	22-3219879	

A-2

ACTIVE 712311138v9

EXHIBIT 1 (to Supplement) ACTIVE 712311138v9 [FORM OF SERIES B NOTE] UNITED FIRE GROUP, INC. 9.00 % SENIOR NOTE, SERIES B DUE MAY 31, 2039 No. RB-__ [Date] $[_____________] PPN 910340 A@7 FOR VALUE RECEIVED, the undersigned, UNITED FIRE GROUP, INC. (herein called the “Company”), a corporation organized and existing under the laws of Iowa, hereby promises to pay to [____________________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 31, 2039 (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 9.00% per annum from the date hereof, payable quarterly, on February 28th, May 31st, August 31st and November 30th in each year, commencing with the February 28th, May 31st, August 31st and November 30th next succeeding the date hereof, and on the Maturity Date, plus Incremental Interest, if any, as provided by Section 13 of the First Supplement referred to below, plus the Rating Fee, if any, as provided by Section 9.8(b) of the Master Note Purchase Agreement referred to below, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 11.00% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) plus Incremental Interest, if any, as provided by Section 13 of the First Supplement and plus the Rating Fee, if any, as provided in Section 9.8(b) of the Master Note Purchase Agreement. Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the First Supplement dated as of July 10, 2025 to the Master Note Purchase Agreement dated as of May 31, 2024 (the “First Supplement”), between the Company, and the Purchasers from time to time referred to therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement. This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized

1-2 ACTIVE 712311138v9 in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the First Supplement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make- Whole Amount) and with the effect provided in the Master Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. UNITED FIRE GROUP, INC. By: Name: Title:

EXHIBIT 2 (to Supplement) ACTIVE 712311138v9 SUPPLEMENTAL REPRESENTATIONS The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit 2, each of the representations and warranties set forth in Section 5 of the Master Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series B Notes with the same force and effect as if each reference to “Notes” set forth therein was modified to refer the “Series B Notes” and each reference to “this Agreement” therein was modified to refer to the Master Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Master Note Purchase Agreement which are supplemented hereby: Section 5.15 (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2023 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date, other than as a result of the issuance of the Series A Notes, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. [Supplemental representations, subject to Purchaser approval]